Hologic Acquires TCT International Co. Ltd., a Leading Distributor of Medical Products in China

- Enhances Hologic's Position in an Important Emerging Market

- Provides a Direct Nationwide Distribution Team to Further Accelerate Hologic's Brand Leadership in Cervical Cancer Screening Market

- Presents Opportunity to Leverage Broad Sales Channels to Drive Growth for Additional Hologic Products

BEDFORD, Mass., June 1, 2011 /PRNewswire/ -- Hologic, Inc. (Hologic or the Company) (Nasdaq: HOLX), a leading developer, manufacturer and supplier of premium diagnostics, medical imaging systems and surgical products dedicated to serving the healthcare needs of women, today announced it has acquired TCT International Co. Ltd. (TCT), a distributor of medical products in China, including Hologic's ThinPrep Pap Test, related instruments and other diagnostic and surgical products.

TCT is a privately-held distribution company headquartered in Beijing, China. TCT employs over 500 people and possesses a large, established nationwide sales organization and customer support infrastructure. TCT management has extensive experience in developing markets for new technologies and has made ThinPrep a leading brand in China over the last decade. The TCT business will be integrated within Hologic's international operations.

"The acquisition of TCT is consistent with our strategy to expand our women's healthcare franchise globally," said Rob Cascella, President and Chief Executive Officer. "TCT is positioned as a national distribution presence in both the OB/GYN and laboratory markets based primarily on the strength of its sales network. We firmly believe by controlling a distribution channel as extensive as TCT's, we can better leverage our entire product portfolio to drive growth across multiple market segments."

"We believe the combination of our strong sales and service organizations in China and Hologic's best-in-class product portfolio, specifically its ThinPrep Pap Test, makes this a perfect partnership," said Bing Xiang, TCT's General Manager. "We share a common vision about the importance of providing our customers with innovative technology coupled with world class service and support. I am confident I speak on behalf of all TCT employees when I say we are excited about the opportunity to be a part of the Hologic team."

The purchase price for the transaction is $135 million in cash (of which $35 million is deferred for one year), plus a two-year contingent earn out. The earn out will be payable in cash installments equal to a multiple of the incremental revenue growth in TCT's business. The total purchase price is subject to adjustment and a maximum threshold.

Financial Impact of Transaction:

In Fiscal 2011, Hologic expects this transaction to generate incremental revenues of approximately $10 million and to be accretive to earnings, absent the amortization of intangibles related to the transaction and other acquisition-related charges.

Rob Cascella further stated, "Our tuck-in acquisition strategy coupled with expanding our international presence in key markets is an important part of our five-year goal to extend our global leadership position and achieve double-digit revenues and earnings growth. We are extremely excited with this opportunity to expand our presence in China."

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Hologic's core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. Hologic provides a comprehensive suite of technologies with products for mammography and breast biopsy, radiation treatment for early-stage breast cancer, cervical cancer screening, treatment for menorrhagia and uterine fibroids, permanent contraception, osteoporosis assessment, preterm birth risk assessment, mini C-arm for extremity imaging and molecular diagnostic products including HPV and reagents for a variety of DNA and RNA analysis applications. For more information, visit www.hologic.com.

Hologic, Rapid fFN, NovaSure, TCT, ThinPrep and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

About TCT

TCT is a distributor primarily of diagnostic products and is headquartered in Beijing, China, with a comprehensive distribution network throughout China. Currently TCT is Hologic's sole distributor in China of the following Hologic products: ThinPrep Pap Test and related instruments, Rapid fetal Fibronectin (fFN) test, and the NovaSure endometrial ablation device. A small portion of TCT's business consists of selling other diagnostic products. In addition, TCT operates a central cytology laboratory to enable those provinces without adequate cytology resources to benefit from skilled resources in the central location, allowing them to read and diagnose the sample. TCT's laboratory also trains new cytologists on ThinPrep to enable them to become customers in their local labs.

Forward-Looking Statement Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the anticipated benefits of the acquisition, TCT's anticipated future operations, and Hologic's strategic goals and financial and other guidance. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Among other things, problems may arise with Hologic's ability to successfully integrate the businesses of TCT, which may result in the combined company not operating as effectively and efficiently as expected and the acquisition may involve unexpected costs or unexpected liabilities. Moreover, TCT conducts its business in China, which will create additional risks and challenges to Hologic in successfully integrating and operating TCT's business including, without limitation: difficulties in staffing and managing operations in foreign locations as a result of, among other things, distance, language and cultural differences; protectionist laws and business practices that may favor local companies; greater difficulties in trade accounts receivable collection; difficulties and expenses related to implementing internal controls over financial reporting and disclosure controls and procedures; expenses associated with customizing products for clients in foreign countries; possible adverse tax consequences; the inability to obtain favorable third-party reimbursements; the inability to obtain required regulatory approvals; governmental currency controls; multiple, conflicting and changing government laws and regulations (including, among other things, antitrust and tax requirements, international trade regulations and the Foreign Corrupt Practices Act); the inability to effectively obtain or enforce intellectual property rights or otherwise protect against clone or "knock off" products; political and economic changes and disruptions; export/import controls; and tariff regulations. Moreover, the business of TCT may be adversely affected by future legislative, regulatory, or tax changes as well as changes in international currency exchange rates and other economic, business and competitive factors. The risks included above are not exhaustive. These and other factors that could adversely affect the Company's business and prospects are described in further detail in the Company's filings with the Securities and Exchange Commission. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact:
Deborah Gordon
Vice President, Investor Relations
Hologic, Inc.
Deborah.gordon@hologic.com
(781) 999-7716